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                                                                   EXHIBIT 10.1A


                       SECOND NOTE MODIFICATION AGREEMENT

         THIS SECOND NOTE MODIFICATION AGREEMENT (this "Modification") is made as of and effective as of the 5th day of February, 2002, by and among LEIGH S. BELDEN (the "Borrower"), and VERILINK CORPORATION, a Delaware corporation (the "Holder").

                               STATEMENT OF FACTS

         The Holder made an initial loan to the Borrower in the original principal amount of $800,000 evidenced by the Borrower's Promissory Note payable to the order of the Holder dated February 10, 1998 (the "Original Note"). Subsequently, the Holder made a loan to the Borrower in the original principal amount of $3,000,000 evidenced by the Borrower's Promissory Note payable to the order of the Holder dated February 22, 1999 (the "Subsequent Note," the Original Note and the Subsequent Note being collectively referred to herein as the "Notes"). The Notes are secured by the pledge to the Holder of certain securities owned beneficially and of record by Leigh S. Belden and Deborah Tinker Belden, Trustees U/A Dated December 12, 1998 (the "Pledgor").

         The Notes were previously modified by note modification agreements dated September 22, 1999 which extended the maturity dates of the Notes through March 31, 2002 and provided for quarterly payments of principal and interest. The March 31, 2001 through December 31, 2001 quarterly payments have not been paid.

         Borrower desires to further modify the Notes to defer the quarterly payments due in March, June, September and December of 2001 and March of 2002 and to pay the Notes in a single installment of principal and accrued interest on March 31, 2003, subject to mandatory prepayments of the Notes upon disposition of certain securities which are subject to a negative pledge in favor of Holder.

         Borrower has requested that the Holder consent to the modification of the Notes, and the Holder is willing to modify the Notes, subject to the terms and conditions of this Modification.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

                               STATEMENT OF TERMS

         1. DEFINITIONS. All capitalized terms used in this Modification but not otherwise defined or limited herein shall have the meanings set forth in the Notes, as amended hereby.

         2. AMENDMENTS TO NOTES. Subject to the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth below, the parties hereby agree as follows:

                  (a) Each of the Notes as heretofore modified is hereby further modified by deleting the requirement for payment of quarterly installments of principal and interest for the quarters ended March through December 2001 and the final installment on March 31, 2002.


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                  (b) Each of the Notes is hereby further modified to provide that the outstanding principal balance of each of the Notes, together with all accrued and unpaid interest, shall be due and payable in full in a single installment on March 31, 2003.

                  (c) Each of the Notes is hereby further modified to provide that Borrower shall make a mandatory prepayment of the Notes on the date of any sale or other disposition by Borrower, the Pledgor or Beltech, Inc., a California corporation ("Beltech") of any securities which are pledged as collateral or subject to the negative pledge in favor of Holder under the Amended and Restated Security Agreement ("Pledge Agreement") dated as of February 5, 2002 among Borrower, Pledgor, Beltech and Holder, the terms of which are incorporated by reference herein. Each mandatory prepayment shall be in an amount equal to the proceeds received by such party in connection with such sale or disposition, net of reasonable and customary third party expenses of sale. Mandatory prepayments resulting from any sale or other disposition of securities pledged as collateral under the Pledge Agreement shall be applied first against the Original Note's principal balance, then against accrued interest on the Original Note, and upon payment of the Original Note in full shall be applied against the outstanding principal balance of the Subsequent Note and accrued interest thereon until the Subsequent Note is paid in full. If the Collateral Market Value does not exceed the outstanding principal and interest balance of the Original Note at the time of a mandatory prepayment resulting from a sale or other disposition of securities subject to the negative pledge pursuant to the Pledge Agreement, then such mandatory prepayment shall also be applied first against the Original Note's principal balance, then against accrued interest on the Original Note, and upon payment of the Original Note in full shall be applied against the outstanding principal balance of the Subsequent Note and accrued interest thereon until the Subsequent Note is paid in full. If the Collateral Market Value exceeds the outstanding principal and interest balance of the Original Note at the time of a mandatory prepayment resulting from a sale or other disposition of securities subject to the negative pledge pursuant to the Pledge Agreement, then such mandatory prepayment be applied first against the principal balance then against accrued interest on either the Original Note or the Subsequent Note, or a combination thereof, at the election of Borrower. If Borrower notifies Holder that Borrower seeks to use the securities that are pledged as Collateral or subject to the negative pledge in favor of Holder under the Pledge Agreement to pay or fund the payment of the Notes, the parties shall cooperate in good faith to facilitate the Borrower's use of such securities to pay or fund the payment of the Notes subject to applicable law and regulations.

                  (d) For purposes hereof, "Collateral Market Value" as of any date shall mean the product of (i) the number of shares of Common Stock of Verilink Corporation (the "Common Stock") then pledged as collateral pursuant to the Pledge Agreement, multiplied by (ii) the average of the daily closing prices per share of Common Stock for the 10 consecutive trading days immediately preceding such date as reported on the principal trading market for the Common Stock, as adjusted to reflect any stock dividends, sub-divisions, combinations or reclassifications of the Common Stock. The closing price shall be the last reported sale price, regular way, or if no such sales are reported on such day or closing sale prices are not reported for the Common Stock, then the average of the closing bid and asked price as reported in the principal consolidated transaction reporting system for the principal trading market on which the Common Stock is traded or listed, or such other system then in use. If the Common Stock is not listed or traded on an established trading market, or not the subject of available bid and asked prices or quotes, then the fair market value per share of Common Stock, as determined in good faith by the Board of Directors of Borrower, shall be deemed to be the average of the daily closing prices for purposes of clause (ii) above.

                  (e) Each of the Notes is hereby further modified to provide that Borrower may at any time or times voluntarily prepay (from funds other than those described in (c) above) all or any portion of each of the Notes, without premium or penalty. A voluntary prepayment shall include accrued interest



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through the date of prepayment on the amount of principal being voluntarily prepaid. Borrower shall provide written notice to the Holder designating the Note or Notes against which the prepayment shall be applied.

         3. NO OTHER AMENDMENTS. Except for the amendments expressly set forth and referred to herein, each of the Notes remains unchanged and in full force and effect. Nothing in this Modification is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Borrower's indebtedness owed to the Holder, or to modify, affect or impair the Holder's rights under or the perfection or continuity of the security interests in, security titles to or other liens on any collateral securing the Notes.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. To induce the Holder to enter into this Modification, the Borrower does hereby warrant, represent and covenant to the Holder that: (a) the outstanding principal balance of the Original Note is $570,000.00 at January 31, 2002 and that accrued and unpaid interest thereon totals $400,901.34 at January 31, 2002; (b) the outstanding principal balance of the Subsequent Note is $1,793,173.00 at January 31, 2002 and that accrued and unpaid interest thereon totals $399,568.18 at January 31, 2002; (c) no Default or Event of Default has occurred and is or will be continuing as of this date under the Notes after giving effect to the amendments contained in this Modification; (d) Borrower has the legal capacity and power to execute, deliver and perform his obligations under this Modification, and this Modification is and the Notes, as amended hereby, remain the legal, valid and binding obligation of Borrower enforceable against him in accordance with their respective terms; and (e) if requested by the Holder at any time, the Borrower will cause to be delivered to the Holder a duly executed reaffirmation and confirmation of each of the obligations of Borrower, Pledgor and Beltech under the Pledge Agreement.

         5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS MODIFICATION. The effectiveness of this Modification and the amendments provided herein are subject to the fulfillment of the following conditions precedent:

                  (a) the Holder shall have received one or more counterparts of this Modification duly executed by the Borrower;

                  (b) the Holder shall have received from the Pledgor the duly executed Pledge Agreement, as amended and restated this date, pursuant to which Pledgor shall have granted to the Holder a first priority security interest in and to the collateral pledged thereunder (the "Pledged Collateral"), and Borrower, Deborah Tinker Belden and Beltech shall have agreed to the negative pledge of securities of Holder;

                  (c) the Holder shall have received from the Pledgor the original share certificates evidencing the Pledged Collateral, together with duly executed stock powers, in blank, or a control agreement in form and substance acceptable to the Holder in its reasonable judgment with respect to any account in which the shares may be placed;

                  (d) each and every representation and warranty of the Borrower set forth in Section 4 above shall be true and correct in all material respects as of the date of, and after giving effect to, this Modification; and




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                  (e) there shall not exist as of the date of, and after giving effect to, this Modification any Default or Event of Default under the Notes as amended by this Modification.

         6. COUNTERPARTS. This Modification may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

         7. GOVERNING LAW. THIS MODIFICATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO ANY CONFLICTS OR CHOICE OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS MODIFICATION TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.

         8. TIME OF ESSENCE. Time is of the essence of this Modification.



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         IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed, sealed and delivered as of the day and year specified at the beginning hereof.

                                  BORROWER:


                                      /S/ Leigh S. Belden                 (SEAL)
                                  ----------------------------------------
                                  Name:  Leigh S. Belden
                                         ---------------------------------------




                                  HOLDER:

                                  VERILINK CORPORATION


                                  By:        /s/ Howard Oringer
                                     -------------------------------------------
                                      Name   Howard Oringer
                                             -----------------------------------
                                      Title  Chairman of the Board of Directors
                                             -----------------------------------



                                                     [CORPORATE SEAL]